Exhibit 99.8

CONSENT OF PERSON ABOUT TO BECOME DIRECTOR

         I hereby consent to being named in this Registration Statement as a person who may become a director of International Game Technology.

/s/ Richard Burt Richard Burt

Dated: November 8, 2001